UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 23, 2006

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On May 23, 2006, the Board of Directors of salesforce.com, inc. (the “Company”) granted restricted stock unit awards under the Company’s 2004 Equity Incentive Plan (the “2004 Plan”) to the following named executive officers in the amounts indicated below:

Named Executive Officer	Title	Amount
Steve Cakebread	Chief Financial Officer	3,333
David Moellenhoff	Chief Technology Officer	5,480
Jim Steele	President, Worldwide Sales and Distribution	3,333

The restricted stock unit awards vest over four years, with 25% of the units vesting on the first anniversary of the grant date and the balance vesting in equal quarterly installments over the remaining 36 months. Upon vesting, the Company shall issue one share of Company common stock for each restricted stock unit.

The Company will file a copy of the form of restricted stock unit agreement as an exhibit to its next Quarterly Report on Form 10-Q.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2006	salesforce.com, inc.

/s/ David Schellhase
David Schellhase, Senior Vice President and General Counsel